UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 28, 2010

VISTEON CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-15827 (Commission File Number)	38-3519512 (IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan (Address of Principal Executive Offices)		48111 (Zip Code)
(800) VISTEON
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
As previously disclosed, on May 28, 2009, we and certain of our domestic subsidiaries filed voluntary petitions seeking relief pursuant to chapter 11 of Title 11 of the United States Code (which we refer to as the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (Consolidated Case No. 09-11786). On August 31, 2010, the court entered an order confirming our Joint Plan of Reorganization, as amended (which we refer to as the “Plan”).
We plan to emerge from chapter 11 after satisfaction or waiver of the remaining conditions to effectiveness contemplated under the Plan (we refer to the date on which all conditions to the effectiveness of the Plan have been satisfied or waived as the “Effective Date”). We expect the Effective Date to occur in early October 2010.
We are currently seeking to consummate the Rights Offering Sub Plan (as defined under the Plan) pursuant to which we anticipate raising up to $1.25 billion in new equity capital. Under the Rights Offering Sub Plan, we will also raise $500 million in funded, secured debt and a $200 million asset-based, secured revolver.
Assuming we consummate the Rights Offering Sub Plan, on the Effective Date or as soon as practicable thereafter we expect to:
•	Deliver to holders of our previously outstanding common stock approximately .007834 shares of our new common stock for each share of our old common stock. Under the terms of the Plan, no fractional shares of our new common stock will be issued (and no payment in-lieu thereof will be made) to holders of our old common stock.

•	Deliver to holders of our previously outstanding common stock approximately .012115 five-year warrants to purchase New Visteon Common Stock at an exercise price of $58.80 per share for each share of our old common stock. Under the terms of the Plan, no fractional warrants will be issued (and no payment in-lieu thereof will be made) to holders of our old common stock.

•	Deliver to holders of our 7% Senior Notes due 2014, 8 1/4% Senior Notes due 2010, and 12 1/4% Senior Notes due 2016 an aggregate of approximately 2,500,000 shares of our new common stock (allocated based on the allowed claim amount of the applicable class). Under the terms of the Plan, no fractional shares will be issued (and no payment in-lieu thereof will be made) to holders of such senior notes.

•	Deliver to holders of our 12 1/4% Senior Notes due 2016 an aggregate of approximately 2,355,000 ten-year warrants to purchase our new common stock at an exercise price of $9.66 per share. Under the terms of the Plan, no fractional warrants will be issued (and no payment in-lieu thereof will be made) to holders of such senior notes.
The shares of our common stock and warrants issued as described above will be issued pursuant to Section 1145 of the Bankruptcy Code which generally exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act of 1933, as amended (the “Securities Act) and state laws if certain requirements are satisfied. As a result, the shares of our new common stock and the warrants issued as described above generally may be resold without registration under the Securities Act, unless the seller is an “underwriter” with respect to those securities as defined by Section 1145(b)(1) of the Bankruptcy Code.

Under the Plan, all of the shares of our old common stock outstanding on the Effective Date will be cancelled as of the Effective Date. Our 7% Senior Notes due 2014, 8 1/4% Senior Notes due 2010, and 12 1/4% Senior Notes due 2016 will be cancelled as of the Effective Date as well.
In addition, as provided for in the Plan, we expect to issue 1,666,667 shares of our new common stock to certain of our officers, directors and employees as grants of restricted stock pursuant to the Visteon Corporation 2010 Incentive Plan. One-sixth of these shares will vest twenty-one days after the Effective Date, one-sixth of these shares will vest on the first anniversary of the Effective Date, one-third of these shares will vest on the second anniversary of the Effective Date, and one-third of these shares will vest on the third anniversary of the Effective Date. We expect to issue these shares pursuant to a registration statement, and, as a result, expect the shares to be freely tradable to the extent vested, subject to the volume and manner of sale limitations of Rule 144 in the case of shares held by our affiliates.
Assuming we consummate the Rights Offering Sub Plan, we will also issue 45,145,000 shares of our new common stock to certain investors in a private offering exempt from registration under the Securities Act. These shares have been offered and will be sold only to “qualified institutional buyers” (as defined by Rule 144A) and “accredited investors” (as defined by Rule 501), and have not been registered under the Securities Act or the securities laws of any other jurisdiction. As a result, these shares will constitute “restricted securities” as defined by Rule 144 under the Securities Act and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act. These shares will be identified by one or more CUSIPs different from that identifying the remainder of the shares of our new common stock that are not subject to such restrictions. Due to the restrictions on transfer placed on shares issued in the private offering, investors are cautioned that such shares may not be available to settle trades in any “when issued” market for our new common stock if one should develop.
Based on the foregoing, assuming we consummate the Rights Offering Sub Plan, we anticipate that on the Effective Date, or as soon as practicable thereafter, we will have issued a total of up to approximately 50,332,075 shares (excluding any shares that we may issue upon the exercise of warrants), at least 45,145,000 of which will be “restricted securities” (as defined by Rule 144).
Forward-Looking Statements
This Current Report on Form 8-K, as well as other statements made by Visteon may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, Visteon’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to Visteon’s operations and business environment, which may cause the actual results of Visteon to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of Visteon to continue as a going concern; (ii) the ability of Visteon to operate subject to the terms of the debtor in possession financing; (iii) Visteon’s ability to obtain court approval with respect to motions in the proceedings under chapter 11 of the United States Bankruptcy Code prosecuted by it from time to time; (iv) the ability of Visteon to consummate its plan of reorganization; (v) Visteon’s ability to maintain contracts and leases that are critical to its operations; (vi) the potential adverse impact of Visteon’s restructuring on its liquidity or results of operations; (vii) the ability of Visteon to execute its business plans and strategy; (viii) the ability of Visteon to attract, motivate, and/or retain key executives and associates; (ix) increased competition in the automotive parts supply industry (x) the ability of Visteon to consummate its exit financing and (xi) the ability of Visteon to satisfy the terms of the Plan and effect the Rights Offering Sub Plan. Visteon undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
September 28, 2010	By:	/s/ Michael K. Sharnas
		Name:	Michael K. Sharnas
		Title:	Vice President and General Counsel

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